Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement, dated as of January 1, 2023 (the “Amendment”), is made to that certain Employment Agreement (the “Agreement”), dated as of July 1, 2022, between Dominari Holdings Inc. f/k/a AIkido Pharma Inc. (the “Corporation”), and Christopher Devall (the “Executive”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, Section 2 of the Agreement provides that on July 1, 2024, the Executive shall become the Chief Operating Officer of the Corporation;

WHEREAS, the Corporation wishes to appoint the Executive as Chief Operating Officer of the Corporation on January 1, 2023;

WHEREAS, Section 4(a) of the Agreement provides that on July 1, 2024, the Executive’s salary shall be $350,000 per annum;

WHEREAS, the Corporation wishes to increase the Executive’s salary to $350,000 per annum effective January 1, 2023;

WHEREAS, effective December 22, 2022, the Corporation changed its legal name from AIkido Pharma Inc. to Dominari Holdings Inc.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1.	The first sentence of Section 2 of the Agreement is hereby amended to read as follows: “The Executive shall serve as the Chief Operating Officer of the Corporation, effective as of January 1, 2023, with such duties, responsibilities, and authority as are commensurate and consistent with his position, and such other duties, responsibilities and authority as may be, from time to time, reasonably assigned to him by the Chief Executive Officer (“CEO”) or the Board of Directors (the “Board”) of the Corporation.”

2.	Section 4(a) of the Agreement is hereby amended to read as follows: “The Corporation shall pay the Executive as compensation for his services hereunder, in equal semi-monthly or bi-weekly installments, the sum of $350,000 per annum (as in effect from time to time, the “Base Salary”), less such deductions as shall be required to be withheld by applicable law and regulations, effective January 1, 2023, and for the remainder of the Term, provided that the Corporation shall have the right but not the obligation to increase the Base Salary.”

3.	All references to “AIkido Pharma, Inc.” in the Agreement are amended to read as “Dominari Holdings Inc.”

Except as specifically provided herein, the terms and conditions of the Agreement shall remain in full force and effect and the rights and obligations of the parties thereunder shall, except as specifically provided herein, be unaffected by this Amendment and shall continue as provided in such documents and shall not be in any way changed, modified or superseded by the terms set forth herein. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.

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IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

DOMINARI HOLDINGS INC.

By:	/s/ Anthony Hayes
Name:	Anthony Hayes
Title:	Chief Executive Officer

By:	/s/ Christopher Devall
Christopher Devall